                                                    EXHIBIT 32.2

In connection with the quarterly report of Berry Plastics Holding Corporation (the “Registrant”) on Form 10-Q for the quarter ended July 1, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James M. Kratochvil, the Executive Vice-President, Chief Financial Officer, Treasurer and Secretary of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James M. Kratochvil
James M. Kratochvil
Executive Vice-President, Chief Financial
Officer, Treasurer and Secretary

Date:  November 14, 2006